                                                                    EXHIBIT 10.2

                                CONRAD ISP, INC.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                               TABLE OF CONTENTS

                                                                                                          PAGE
                                                                                                          ----
1.       AGREEMENT TO SELL AND PURCHASE.....................................................................1

         1.1      Authorization of Shares...................................................................1

         1.2      Sale and Purchase.........................................................................1

2.       CLOSING, DELIVERY AND PAYMENT......................................................................1

         2.1      Closing...................................................................................1

         2.2      Delivery..................................................................................2

         2.3      Subsequent Closings.......................................................................2

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................................2

         3.1      Organization, Good Standing and Qualification.............................................2

         3.2      Subsidiaries..............................................................................2

         3.3      Capitalization; Voting Rights.............................................................3

         3.4      Authorization; Binding Obligations........................................................3

         3.5      Liabilities...............................................................................4

         3.6      Agreements; Action........................................................................4

         3.7      Title to Properties and Assets; Liens, Etc................................................4

         3.8      Patents and Trademarks....................................................................5

         3.9      Compliance with Other Instruments.........................................................5

         3.10     Litigation................................................................................6

         3.11     Tax Returns and Payments..................................................................6

         3.12     Employees.................................................................................6

         3.13     Proprietary Information and Inventions Agreements.........................................7

         3.14     Registration Rights.......................................................................7

         3.15     Compliance with Laws; Permits.............................................................7

         3.16     Environmental and Safety Laws.............................................................7

         3.17     Offering Valid............................................................................7

4.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS...................................................8

         4.1      Requisite Power and Authority.............................................................8

         4.2      Investment Representations................................................................8

5.       CONDITIONS TO CLOSING..............................................................................9

                                       i.

                                                     TABLE OF CONTENTS
                                                        (CONTINUED)
                                                                                                           PAGE
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
         5.1      Conditions to Purchasers' Obligations at the Closing......................................9

         5.2      Conditions to Obligations of the Company.................................................11

6.       MISCELLANEOUS.....................................................................................11

         6.1      Governing Law............................................................................11

         6.2      Survival.................................................................................11

         6.3      Successors and Assigns...................................................................11

         6.4      Entire Agreement.........................................................................11

         6.5      Severability.............................................................................12

         6.6      Amendment and Waiver.....................................................................12

         6.7      Delays or Omissions......................................................................12

         6.8      Waiver of Conflicts......................................................................12

         6.9      Notices..................................................................................13

         6.10     Expenses.................................................................................13

         6.11     Attorneys' Fees..........................................................................13

         6.12     Titles and Subtitles.....................................................................13

         6.13     Counterparts.............................................................................13

         6.14     Broker's Fees............................................................................13

         6.15     Exculpation Among Purchasers.............................................................13

         6.16     Confidentiality..........................................................................14

         6.17     Pronouns.................................................................................14

                                       ii.

                              LIST OF EXHIBITS

Schedule of Purchasers                                   Exhibit A

Restated Certificate                                     Exhibit B

Investor Rights Agreement                                Exhibit C

Form of Legal Opinion                                    Exhibit D

                                      iii.

                                CONRAD ISP, INC.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT


     THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of February 26, 1999, by and among CONRAD ISP, INC., a Delaware corporation (the "Company") and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser").

                                    RECITALS

     WHEREAS, the Company has authorized the sale and issuance of an aggregate of seven million two hundred fifty thousand (7,250,000) shares of its Series A Preferred Stock (the "Shares");

     WHEREAS, Purchasers desire to purchase the Shares on the terms and conditions set forth herein; and

     WHEREAS, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. AGREEMENT TO SELL AND PURCHASE.

         1.1 AUTHORIZATION OF SHARES. On or prior to the Closing (as defined in
Section 2 below), the Company shall have authorized (a) the sale and issuance to Purchasers of the Shares and (b) the issuance of such shares of Common Stock to be issued upon conversion of the Shares (the "Conversion Shares"). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit B (the "Restated Certificate").

         1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser's name on Exhibit A, at a purchase price of one dollar fourteen cents ($1.14) per share.

     2. CLOSING, DELIVERY AND PAYMENT.

         2.1 CLOSING. The initial closing of the sale and purchase of the Shares under this Agreement (the "First Closing") shall take place on the date hereof, at the offices of Cooley


                                       1.

Godward LLP, 2595 Canyon Boulevard, Suite 250, Boulder, Colorado 80302 or at such other time or place as the Company and Purchasers may mutually agree. The closing(s) of the sale and purchase of the Shares as set forth in Section 2.3 below shall take place at such time and place as the Company and Purchasers participating therein shall mutually agree at any time until May 1, 1999 (a "Subsequent Closing") (the First Closing and any Subsequent Closing shall collectively be referred to herein as a "Closing" and each such date is referred to as a "Closing Date").

         2.2 DELIVERY. At each Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers certificates representing the number of Shares to be purchased at such Closing by each Purchaser, against payment of the purchase price therefor, by certified check or wire transfer made payable to the order of the Company, or by cancellation of indebtedness.

         2.3 SUBSEQUENT CLOSINGS. The Company may sell any or all of the Shares remaining after the initial closing hereunder to such purchasers as may be approved by the Board of Directors of the Company (the "Subsequent Purchasers"). Any subsequent sales of Shares pursuant to the foregoing provision shall be made pursuant to the provisions of this Agreement, including, without limitation, the representations and warranties by such Purchasers as set forth in Section 4. Any shares of Series A Preferred Stock sold pursuant to this Section 2.3 shall be deemed "Shares" for all purposes under this Agreement, and each such Subsequent Purchaser shall be deemed to be a "Purchaser" hereunder, and an "Investor" under the Investor Rights Agreement.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     Except as set forth on a Schedule of Exceptions delivered by the Company to the Purchasers at the First Closing, the Company hereby represents and warrants to each Purchaser as of the date of this Agreement as follows:

         3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Investor Rights Agreement in the form attached hereto as Exhibit C (the "Investor Rights Agreement"), to issue and sell the Shares and the Conversion Shares, and to carry out the provisions of this Agreement, the Investor Rights Agreement and the Restated Certificate and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

         3.2 SUBSIDIARIES. The Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.


                                       2.

         3.3 CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company, immediately prior to the Closing, will consist of twenty million (20,000,000) shares of Common Stock, (par value $.001) per share, two million thirty three thousand three hundred ninety (2,033,390) shares of which are issued and outstanding and one million seven hundred fifty thousand (1,750,000) shares of which are reserved for future issuance to employees, officers, directors and consultants pursuant to the Company's 1999 Equity Incentive Plan and eight million five hundred thousand (8,500,000) shares of Preferred Stock, (par value $.001) per share, all of which are designated Series A Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock (a) have been duly authorized and validly issued, (b) are fully paid and nonassessable, and (c) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Restated Certificate. Each series of Preferred Stock is convertible into Common Stock on a one-for-one basis. The Conversion Shares have been duly and validly reserved for issuance. Other than the 1,750,000 shares reserved for issuance under the Company's 1999 Equity Incentive Plan, the option to purchase up to four hundred thirty eight thousand five hundred ninety six (438,596) shares of Series A Preferred Stock granted to Kevin Randolph pursuant to that certain Key Employee Agreement by and between the Company and Kevin Randolph dated on or about the date hereof, and the proposed issuance of up to one million two hundred fifty thousand (1,250,000) shares of Series A Preferred Stock to certain shareholders of Asia Communications Global Limited ("ACGL") pursuant to that certain Asset Purchase Agreement by and between the Company and ACG, Inc., a subsidiary of ACGL, dated on or about the date hereof (the "ACGL Agreement"), and except as may be granted pursuant to this Agreement and the Investor Rights Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement and the Restated Certificate, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

         3.4 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement and the Investor Rights Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Restated Certificate has been taken or will be taken prior to the Closing. The Agreement and the Investor Rights Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in Section 2.9 of the Investor Rights Agreement may be limited by applicable laws. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will


                                       3.

not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

         3.5 LIABILITIES. The Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not otherwise disclosed in writing to the Purchasers, except current liabilities incurred in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse.

         3.6 AGREEMENTS; ACTION.

               (a) Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company's Common Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

               (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale or license agreements entered into in the ordinary course of business).

               (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

         3.7 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting


                                       4.

from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

         3.8 PATENTS AND TRADEMARKS. To the best of its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as presently proposed to be conducted. Neither the execution nor delivery of this Agreement or the Investor Rights Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as presently proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

         3.9 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its Restated Certificate or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ. The execution, delivery, and performance of and compliance with this Agreement, and the Investor Rights Agreement, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Restated Certificate, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.


                                       5.

         3.10 LITIGATION. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened in writing against the Company that questions the validity of this Agreement, or the Investor Rights Agreement or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

         3.11 TAX RETURNS AND PAYMENTS. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

         3.12 EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. No employee has any agreement or contract, written or verbal, regarding his employment other than the Company's Form of Proprietary Information and Inventions Agreement. Other than the Company's 1999 Equity Incentive Plan and the Key Employment Agreements for Kevin Randolph and Ed Roberto, the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key


                                       6.

employees, intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

         3.13 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each current employee, officer and consultant of the Company has executed a form of Proprietary Information and Inventions Agreement.

         3.14 REGISTRATION RIGHTS. Except as required pursuant to the Investor Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1.1 of the Investor Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

         3.15 COMPLIANCE WITH LAWS; PERMITS. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

         3.16 ENVIRONMENTAL AND SAFETY LAWS. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         3.17 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.


                                       7.

     4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

         Each Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

         4.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Investor Rights Agreement and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Investor Rights Agreement have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Investor Rights Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights,
(b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of Section 2.9 of the Investor Rights Agreement may be limited by applicable laws.

         4.2 INVESTMENT REPRESENTATIONS. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

               (a) PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

               (b) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

               (c) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Investor Rights Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.


                                       8.

               (d) ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

               (e) COMPANY INFORMATION. Purchaser has received and read the Financial Statements and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

               (f) RULE 144. Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

               (g) RESIDENCE. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on Exhibit A.

     5. CONDITIONS TO CLOSING.

         5.1 CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING. Purchasers' obligations to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

               (b) LEGAL INVESTMENT. On the Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.


                                       9.

               (c) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Investor Rights Agreement (except for such as may be properly obtained subsequent to the Closing).

               (d) FILING OF RESTATED CERTIFICATE. The Restated Certificate shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date.

               (e) CORPORATE DOCUMENTS. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.

               (f) RESERVATION OF CONVERSION SHARES. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

               (g) COMPLIANCE CERTIFICATE. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the President of the Company, dated the Closing Date, to the effect that the conditions specified in subsections (a), (c), (d) and (f) of this Section 5.1 have been satisfied.

               (h) INVESTOR RIGHTS AGREEMENT. An Investor Rights Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by the parties thereto.

               (i) BOARD OF DIRECTORS. Upon the Closing of the transactions contemplated by the ACGL Agreement, the authorized size of the Board of Directors of the Company shall be seven members.

               (j) LEGAL OPINION. The Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as Exhibit D.

               (k) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

               (l) COMPLIANCE WITH SECURITIES LAWS. All federal and state securities filings required in connection with the transactions contemplated by this Agreement shall have been made or obtained except those filings which may properly be made or obtained after Closing.


                                       10.

         5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties in Section 4 made by the Purchasers in Section 4 hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

               (b) PERFORMANCE OF OBLIGATIONS. Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before each Closing.

               (c) FILING OF RESTATED CERTIFICATE. The Restated Certificate shall have been filed with the Secretary of State of the State of Delaware.

               (d) INVESTOR RIGHTS AGREEMENT. An Investor Rights Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by the Purchasers.

               (e) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Investor Rights Agreement (except for such as may be properly obtained subsequent to the Closing).

     6. MISCELLANEOUS.

         6.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California, except as to matters of corporate law which shall be governed by the General Corporation Law of Delaware.

         6.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

         6.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Investor Rights Agreement and the other documents delivered pursuant hereto constitute the


                                       11.

full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         6.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         6.6 AMENDMENT AND WAIVER.

               (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

               (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

         6.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Investor Rights Agreement or the Restated Certificate, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement, the Investor Rights Agreement or under the Restated Certificate or any waiver on such party's part of any provisions or conditions of the Agreement, the Investor Rights Agreement, or the Restated Certificate must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Investor Rights Agreement, the Restated Certificate, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

         6.8 WAIVER OF CONFLICTS. Each party to this Agreement acknowledges that legal counsel for the Company, Cooley Godward LLP ("Cooley Godward"), has in the past performed and may continue in the future to perform legal services for one or more of the Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement, including, but not limited to, the representation of the Purchasers in matters of a similar nature to the transactions contemplated herein. Each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledges that with respect to the transactions contemplated herein, Cooley Godward has represented the Company and not any individual Purchaser or any individual shareholder, director or employee of the Company; and (c) gives its informed consent to Cooley Godward's


                                       12.

representation of the Company in the transactions contemplated by this Agreement and Cooley Godward's previous or continuing representation of one or more of the Purchasers or their affiliates in matters unrelated to such transactions.

         6.9 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on Exhibit A attached hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

         6.10 EXPENSES. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

         6.11 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         6.12 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         6.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         6.14 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.14 being untrue.

         6.15 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or


                                       13.

hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

         6.16 CONFIDENTIALITY. Each party hereto agrees that, except with the prior written consent of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement or the Investor Rights Agreement, discussions or negotiations relating to this Agreement or the Investor Rights Agreement, the performance of its obligations hereunder or the ownership of the Shares purchased hereunder. The provisions of this Section 6.16 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto.

         6.17 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


                                       14.

         IN WITNESS WHEREOF, the parties hereto have executed the SERIES A PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                            PURCHASERS:

CONRAD ISP, INC.                    SOFTBANK TECHNOLOGY
                                    VENTURES IV, L.P.

By: /s/ BRADLEY FELD                By:/s/ EDWARD SCOTT RUSSELL
    -----------------------            ------------------------
         President                  Title: Edward Scott Russell
                                           --------------------

                                    SOFTBANK TECHNOLOGY
                                    ADVISORS FUND, L.P.

                                    By:/s/ EDWARD SCOTT RUSSELL
                                       ------------------------
                                    Title: Edward Scott Russell
                                           --------------------

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties hereto have executed the SERIES A PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                  PURCHASER:

ASIA ONLINE, LTD.                         INTERLIANT, INC.


By: /s/ KEVIN RANDOLPH                    By: /s/ [ILLEGIBLE]
    ---------------------------               ---------------------
     Kevin Randolph, President            Title: Co-Chairman


                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS


                                  FIRST CLOSING


                                                                            AGGREGATE
NAME AND ADDRESS                                   SHARES                PURCHASE PRICE
Softbank Technology Ventures IV, L.P.            5,746,920               $6,551,488.80(1)

Softbank Technology Advisors Fund, L.P.            110,112               $  125,527.68(2)

TOTAL:                                           5,857,032               $6,677,016.48
                                                 =========               ==============


----------

(1) Includes $6,206,660.17 payable in cash and $344,828.63 payable in the form of those certain promissory notes dated 1/22/99 and 2/10/99 in the original principal amounts of $49,060 and $294,360, respectively.

(2) Includes $118,917.69 payable in cash and $6,609.99 payable in the form of those certain promissory notes dated 1/22/99 and 2/10/99 in the original principal amounts of $940 and $5,640, respectively.

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS


                               SUBSEQUENT CLOSING


                                                                           AGGREGATE
NAME AND ADDRESS                                   SHARES                PURCHASE PRICE
Interliant, Inc.                                   835,938               $   952,969.32
11 Martine Avenue
12th Floor
White Plains, NY  10601

TOTAL:                                             835,938               $   952,969.32
                                                   =======               ==============